UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 16, 2007

Thomas & Betts Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	1-4682	22-1326940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8155 T&B Boulevard, Memphis, Tennessee		38125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-252-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2007, Thomas & Betts Corporation ("we", "our", or "company") amended and restated the company’s unsecured, senior credit facility (the " revolving credit facility", or "facility") with Wachovia Bank, N. A., as Administrative Agent, and the lender parties thereto. Filed with this Current Report as Exhibit 10.15 is the Second Amended and Restated Credit Agreement dated October 16, 2007. No material changes were made in the restatement and amendment process other than increasing the amount of available credit, the term of the facility, and the timing of the applicable Maximum Leverage Ratios.

Borrower, Amounts, and Maturity:
The unsecured, amended and restated revolving credit facility has total availability of $750,000,000, through a five year term expiring on October 15, 2012. Prior to this restatement and amendment, our facility had total availability of $300,000,000 through a five-year term expiring on June 13, 2010.

Conditions Precedent:
All borrowings and other extensions of credit under our revolving credit facility are subject to the satisfaction of customary conditions, including absence of defaults and accuracy in material respects of representations and warranties.

Uses of Proceeds:
The proceeds of any loans under the revolving credit facility may be used for general operating needs and for other general corporate purposes in compliance with the terms of the facility. Among other corporate uses, we intend to draw on the facility to finance our pending transaction with Lamson & Sessions Co.

Interest and Fees:
Under the revolving credit facility agreement we would have the option, at the time of drawing funds under the facility, of selecting an interest rate based on: (1) the London Interbank Offered Rate (LIBOR) plus a margin based on the Company’s debt rating; or (2) the higher of the federal funds rate plus 0.5% or the prime rate of Wachovia Bank N.A.

Fees for access to the facility, LIBOR loans, and letters of credit under the facility are based on a pricing grid related to the company’s debt ratings with Moody’s, S&P, and Fitch during the term of the facility.

Financial and Restrictive Covenants. Our amended and restated revolving credit facility requires that we maintain:

• a Maximum Leverage Ratio of 4.00 to 1.00 from October 16, 2007 through December 31, 2008, then a ratio of 3.75 to 1.00 thereafter; and
• a Minimum Interest Coverage Ratio of 3.00 to 1.00.

It also contains customary covenants that could restrict our ability to: incur additional indebtedness; grant liens; make investments, loans, or guarantees; declare dividends; or repurchase company stock. We do not expect these covenants to restrict our liquidity, financial condition, or access to capital resources in the foreseeable future.

Our revolving credit facility also contains customary representations, warranties and affirmative covenants.

Events of Default.
Our facility includes customary events of default, subject to cure periods and materiality, including:

• failure to make payments when due;
• breach of representations and warranties;
• noncompliance with covenants;
• defaults on other indebtedness;
• bankruptcy or insolvency events;
• material judgments; and,
• a "change in control" of the company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above under Item 1.01 is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS
This document and the exhibits hereto include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts and are typically identified by terms such as "optimistic," "trend," "will," and "believe." These statements discuss business strategies, economic outlook and future performance. These forward-looking statements make assumptions regarding our operations, business, economic and political environment, including, without limitation, customer demand, government regulation, terrorist acts and acts of war. The actual results may be materially different from any future results expressed or implied by such forward-looking statements. Please see the "Risk Factors" section of our Form 10-K for the fiscal year ended December 31, 2006 for further information related to these uncertainties. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.15 Second Amended and Restated Credit Agreement dated October 16, 2007, among Thomas & Betts Corporation, as Borrower, the Lenders party hereto, and Wachovia Bank National Association, as Administrative Agent, and Wachovia Capital Markets, LLC and Bank of America Securities LLC, as Joint Lead Arrangers and Joint Book Runners

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation

October 17, 2007	By:	/s/ W. David Smith, Jr.

Name: W. David Smith, Jr.
Title: Assistant General Counsel and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.15	Second Amended and Restated Credit Agreement